SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission only
        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                           ARTESYN TECHNOLOGIES, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

      1) Amount Previously Paid:

      2) Form, Schedule or Registration No.:

      3) Filing Party:

      4) Date Filed:

                          ARTESYN TECHNOLOGIES, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 6, 1999

To the Stockholders:

     The Annual Meeting of the Stockholders of Artesyn Technologies, Inc. (the "Company") will be held on Thursday, May 6, 1999, at 10:00 A.M., local time, at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida 33434, for the following purposes:

          1. To elect 11 directors to hold office until the Company's Annual Meeting of Stockholders in 2000 and until their respective successors have been duly elected and qualified;

          2. To consider and act upon a proposal to amend the Company's 1990 Outside Directors' Stock Option Plan; and

          3. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Company's Annual Meeting of Stockholders (the "Meeting"). Only stockholders of record at the close of business on this date will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

                                        By Order of the Board of Directors


                                        RICHARD J. THOMPSON
                                        Secretary

March 23, 1999


     YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE YOUR RIGHT TO VOTE YOUR SHARES IN PERSON.

                                PROXY STATEMENT

                           ARTESYN TECHNOLOGIES, INC.
                          7900 GLADES ROAD, SUITE 500
                           BOCA RATON, FLORIDA 33434

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1999

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Artesyn Technologies, Inc., a Florida corporation (the "Company"), to be voted at the Company's 1999 Annual Meeting of Stockholders (the "Meeting") and at any adjournment(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Meeting is to be held on Thursday, May 6, 1999, at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida 33434, at 10:00 A.M., local time.

     The principal executive offices of the Company are located at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434 (telephone no.: 561-451-1000). The enclosed proxy and this Proxy Statement are being sent to stockholders of the Company on or about March 23, 1999.

QUORUM; VOTES REQUIRED

     Proxies in the form enclosed with this Proxy Statement are being solicited by, and on behalf of, the Company's Board of Directors. The persons named in the proxy have been designated as proxies by the Company's Board of Directors. If a quorum, consisting of a majority of the outstanding shares of the Company's common stock, $.01 par value per share (the "Common Stock"), is present at the Meeting, in person or by proxy, (i) the nominees for director shall be elected by the affirmative vote of a plurality of the shares cast on such matter at the Meeting; (ii) the proposal to approve and adopt the amendments to the Company's 1990 Outside Directors' Stock Option Plan (the "Outside Directors' Plan") to increase the authorized number of options (and the shares of Common Stock issuable upon the exercise thereof) which may be granted thereunder and to extend the date upon which the Outside Directors' Plan expires shall be approved upon the favorable vote of the holders of at least a majority of the total number of shares of Common Stock cast on such matter at the Meeting; and (iii) all other matters to come properly before the Meeting shall, subject to applicable law, be approved if the number of votes cast in favor of the matter at the Meeting exceeds the number of votes cast opposing the matter.

     Abstentions and shares of record held by a broker or nominee ("Broker Shares") that are voted on any matter will be included in determining the existence of a quorum. Broker Shares that are not voted on any matter ("non-voted Broker Shares") will be treated as shares as to which voting power has been withheld by the beneficial owners of such shares and, therefore, as shares not entitled to vote on a proposal, and will not be included in determining the existence of a quorum. Abstentions will be counted as votes cast at the Meeting, but will not be counted as votes cast for or against any given matter. Because only a plurality of shares is required for the election of directors, abstentions and non-voted Broker Shares will not have an effect on the outcome of the election of the nominees for directors. Because an affirmative vote of a majority of the votes cast at the Meeting is required to approve the amendments to the Outside Directors Plan, an abstention will have the effect of a vote against such amendments, but non-voted Broker Shares will not have an effect on the approval of the amendments to the Outside Directors Plan. A "withheld" vote will be treated as equivalent to an abstention.

     Shares represented by properly executed proxies received by the Company will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted (i) "FOR" the election of all the nominees for director named herein; and (ii) "FOR" the proposal to approve the amendments to the Outside Directors' Plan. In the event that any other matters are properly presented at the Meeting for action, the persons named in the proxy will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with their judgment.

REVOCATION AND SOLICITATION

     Any proxy given pursuant to this solicitation may be revoked by a record stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting or by executing another proxy bearing a later date. Attendance by a stockholder at the Meeting does not alone serve to revoke his or her proxy.

     The costs of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail, but, in addition, may be made by directors, officers and employees of the Company, personally or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses, in connection with such solicitations. The Company will reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses in transmitting proxies and related materials to beneficial owners. The Company has retained D.F. King & Co. to assist in soliciting proxies for a fee of approximately $6,000 plus reimbursement of reasonable out-of-pocket expenses.

ANNUAL REPORT

     The Company's Annual Report to Stockholders for the fiscal year ended January 1, 1999 ("fiscal year 1998"), which contains the Company's audited financial statements for fiscal year 1998, is being mailed with this Proxy Statement to all persons who were stockholders of record as of the close of business on March 15, 1999.

RECORD DATE; OUTSTANDING SHARES

     The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. At the close of business on that date, an aggregate of 36,912,885 shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Meeting.

                              SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of the close of business on March 15, 1999 certain information as to the stockholders which are known by the Company beneficially to own more than 5% of its Common Stock (based solely upon filings by said holders with the Securities and Exchange Commission ("Commission") on
Schedule 13D or Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")):

NAME AND ADDRESS                                         NUMBER OF SHARES        PERCENT OF
OF BENEFICIAL OWNER                                   BENEFICIALLY OWNED(1)     COMMON STOCK
-------------------                                  -----------------------   -------------
Dresdner Bank AG(2)
  Jurgen-Ponto-Platz 1
  60301 Frankfurt, Germany
Dresdner RCM Global Investors LLC(2)
Dresdner RCM Global Investors U.S. Holdings LLC(2)
  Four Embarcadero Center
  San Francisco, California 94111 ................               5,659,650          15.33%

Eagle Asset Management, Inc.
  880 Carillon Parkway
  St. Petersburg, Florida 33716 ..................               2,388,119           6.47%

Albert O. Nicholas(3)
Nicholas Company, Inc.(4)
  700 North Water Street
  Milwaukee, Wisconsin 53202 .....................               2,268,400           6.15%

----------------
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Dresdner RCM Global Investors LLC ("Dresdner RCM") is a registered investment adviser. In its capacity as investment adviser, Dresdner RCM has discretionary authority to dispose of or to vote securities that are under its management, and as a result may be deemed to have beneficial ownership of such securities. However, Dresdner RCM does not have any economic interest in such securities.

    Dresdner RCM is a wholly owned subsidiary of Dresdner RCM Global Investors US Holdings LLC ("DRCM Holdings"). DRCM Holdings is a wholly owned subsidiary of Dresdner Bank AG ("Dresdner"), an international banking organization. As such, DRCM Holdings and Dresdner may be deemed to have beneficial ownership of shares as to which Dresdner RCM is deemed to have beneficial ownership. In addition, Dresdner may be deemed to have beneficial ownership of shares held by its other subsidiaries which may not be deemed to be beneficially owned by Dresdner RCM or DRCM Holdings.

    Dresdner RCM holds 5,639,650 shares of Common Stock (or 15.27%), with sole voting power with respect to 3,651,650 of such shares, no voting power with respect to 1,988,000 of such shares, sole dispositive power with respect to 5,529,650 of such shares, and shared dispositive power with respect to 110,000 of such shares. Other wholly owned subsidiaries of Dresdner hold an additional 20,000 shares of Common Stock (which, when added to the 5,639,650 shares of Common Stock held by Dresdner RCM, equal 5,659,650 or 15.33%), including sole voting power and sole dispositive power with respect to such shares, which Dresdner may also be deemed beneficially to own.

(3) Albert O. Nicholas is the chief executive officer, chairman, a director and majority shareholder of Nicholas Company, Inc. ("Nicholas Inc."). In such capacities, he exercises dispositive power over and may, therefore, be deemed beneficially to own the 2,268,400 shares of Common Stock owned by Nicholas Inc.

(4) Nicholas Inc. is a registered investment adviser which owns 2,268,400 shares of Common Stock for and on behalf of its advisory clients. Pursuant to agreements with its advisory clients, Nicholas Inc. has sole dispositive power with respect to such 2,268,400 shares of Common Stock.

OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of the close of business on March 15, 1999, certain information concerning beneficial ownership of the Common Stock of the Company by each nominee for election as a director of the Company (all of whom are presently directors), each of the Named Executives (as defined below), and all directors and executive officers as a group (based solely upon information furnished by such persons):

                                                                              NUMBER OF SHARES          PERCENT OF
NAME                                                                      BENEFICIALLY OWNED(1)(2)     COMMON STOCK
----                                                                     --------------------------   -------------
Lawrence J. Matthews .................................................            1,046,029                 2.8%
Ronald D. Schmidt ....................................................            1,024,135(3)              2.8%
John M. Steel ........................................................              908,185(4)              2.5%
Joseph M. O'Donnell ..................................................              701,227                 1.9%
Bert Sager ...........................................................              408,927(5)              1.1%
Richard J. Thompson ..................................................              283,687                   *
Phillip A. O'Reilly ..................................................              161,721                   *
Louis R. DeBartelo ...................................................               76,949                   *
Robert J. Aebli ......................................................               71,929                   *
Dr. Fred C. Lee ......................................................               61,104                   *
Stephen A. Ollendorff ................................................               60,100                   *
Edward S. Croft, III .................................................               58,081                   *
Lewis Solomon ........................................................               40,000                   *
A. Eugene Sapp, Jr. ..................................................               25,000                   *
All directors and executive officers as a group (20 persons) .........            5,366,381                13.9%

----------------
 *  Represents less than 1%.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Includes the following shares subject to currently exercisable options and/or that may be acquired upon the exercise of options within 60 days of March 15, 1999: Mr. Matthews-20,000; Mr. Schmidt-10,000; Mr.
    O'Donnell-625,865; Mr. Sager-99,221; Mr. Thompson-255,312; Mr.
    O'Reilly-99,221; Mr. DeBartelo-58,566; Mr. Aebli-57,500; Dr. Lee-20,000; Mr.
    Ollendorff-53,000; Mr. Croft-50,000; Mr. Solomon-30,000; Mr. Sapp-20,000;
    and all directors and executive officers as a group (20 persons)-1,622,220.

(3) Includes 12,926 shares which are owned of record by Mr. Schmidt's wife, with respect to which Mr. Schmidt disclaims beneficial ownership, and 432,000 shares which are owned by the Schmidt Family Limited Partnership, a limited partnership of which Mr. Schmidt is a general partner.

(4) Includes 266,000 shares which are owned of record by Mr. Steel's wife, with respect to which Mr. Steel disclaims beneficial ownership.

(5) Includes 34,068 shares which are beneficially owned by Mr. Sager's wife as trustee under a trust for Mrs. Sager's mother, with respect to which Mr. Sager disclaims beneficial ownership, and 203,860 shares which are owned by Sager Holdings Limited Partnership, a limited partnership of which Mr. Sager is both a limited partner and a stockholder of the corporate general partner.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Exchange Act, directors and executive officers of the Company and beneficial owners of greater than 10% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission in respect of their ownership of Company securities. The Company believes that during fiscal year 1998, other than with respect to one report required to be filed by Eoin Gilley, Managing Director - Europe, and one report required to be filed by Hartmut Liebel, Treasurer, all such required reports were timely filed. Each of Messrs. Gilley and Liebel did not file a Form 3 on a timely basis.

                       PROPOSAL I: ELECTION OF DIRECTORS

     The entire Board of Directors is to be elected at the Meeting. The Company's By-laws provide that the maximum number of directors is 12 with the exact number to be fixed by the Board of Directors. By resolution of the Board of Directors, the number of directors has been set at 11. The 11 persons listed below, all of whom have consented to being named in this Proxy Statement and to serving if elected, have been nominated to serve as directors of the Company until the annual meeting of stockholders to be held in 2000 and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company and were elected by the stockholders at the Company's 1998 Annual Meeting of Stockholders.

     Proxies in the accompanying form will be voted at the Meeting in favor of the election of each of the nominees listed on the accompanying form of proxy, unless authority to do so is withheld as to an individual nominee or nominees or all nominees as a group. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the unexpected event that any of such nominees should become unable to, or for good reason will not, serve as a director, it is intended that proxies will be voted for the election of substitute nominee(s). Directors will be elected by a plurality of the votes cast therefor by the holders of shares of Common Stock (assuming a quorum exists).

     Set forth below is certain information with respect to each nominee for election as a director of the Company at the Meeting (based solely upon information furnished by such persons):

                                              YEAR OF
                                 AGE           FIRST                         PRINCIPAL OCCUPATIONS
                               (AS OF         ELECTION                      DURING PAST FIVE YEARS;
NAME                          3/15/99)     AS A DIRECTOR                      OTHER DIRECTORSHIPS
----                         ----------   ---------------                   -----------------------
Edward S. Croft, III            56             1980         Since August 1996, Managing Director of Croft &
  (1)(3)                                                    Bender LLC, a private investment banking firm;
                                                            from April 1996 to August 1996, President of
                                                            Croft & Co., a financial advisory firm; for more
                                                            than five years prior to April 1996, Managing
                                                            Director of The Robinson-Humphrey Company,
                                                            Inc., an investment banking firm; director of Just
                                                            for Feet, Inc., an athletic footwear retailer.

Dr. Fred C. Lee                 52             1997         From February 1986 to December 29, 1997, a
  (1)(3)                                                    director of Zytec Corporation ("Zytec"); since
                                                            1977, Professor at Virginia Polytechnic Institute
                                                            and State University ("VPI") and director of the
                                                            Virginia Power Electronics Center at VPI.

Lawrence J. Matthews            70             1997         For more than the past five years, retired executive.
  (1)(3)

Joseph M. O'Donnell             52             1994         Co-Chairman of the Board of Directors of the
  (4)                                                       Company since December 29, 1997; from February
                                                            1997 to December 29, 1997, Chairman and since
                                                            July 1994, Chief Executive Officer and President
                                                            of the Company; from March 1994 to June 1994,
                                                            Managing Director of O'Donnell Associates, a
                                                            consulting firm; from October 1993 to February
                                                            1994, Chief Executive Officer of Savin
                                                            Corporation, an office products distributor;
                                                            director of Boca Research, Inc., a manufacturer of
                                                            data communications, multimedia and networking
                                                            products.

                                                  YEAR OF
                                     AGE           FIRST                         PRINCIPAL OCCUPATIONS
                                   (AS OF         ELECTION                      DURING PAST FIVE YEARS;
NAME                              3/15/99)     AS A DIRECTOR                      OTHER DIRECTORSHIPS
----                             ----------   ---------------                   -----------------------
Stephen A. Ollendorff               60             1984         Practicing attorney for more than the past five years;
  (3)(4)                                                        presently Of Counsel to Kirkpatrick & Lockhart
                                                                LLP; from December 1990 to January 1999, Of
                                                                Counsel to Hertzog, Calamari & Gleason; from
                                                                1983 to present, Vice President, then President,
                                                                then Chairman and Chief Executive Officer and
                                                                director of Acorn Holding Corp., a manufacturer
                                                                of microcrystalline silicon wafers; and director of
                                                                Pharmaceutical Resources, Inc., a manufacturer of
                                                                generic drugs.

Phillip A. O'Reilly                 72             1988         For more than the past five years, retired executive.
  (1)(2)

Bert Sager                          73             1968         Since 1949, a practicing attorney; director of Acorn
  (2)(3)                                                        Holding Corp., a manufacturer of microcrystalline
                                                                silicon wafers.

A. Eugene Sapp, Jr.                 62             1997         Since prior to 1990, President, Chief Operating
                                                                Officer and director of SCI Systems, Inc., an
                                                                electronics contract manufacturer; director of
                                                                V-Band Corporation, a manufacturer of computer
                                                                systems.

Ronald D. Schmidt                   62             1997         Co-Chairman of the Board of Directors of the
  (1)(4)                                                        Company since December 29, 1997; from January
                                                                1984 to December 29, 1997, an executive officer
                                                                (including Chairman of the Board and Chief
                                                                Executive Officer) and director of Zytec, which
                                                                was merged with CPI Acquisition Corp. (a
                                                                wholly-owned subsidiary of the Company) on
                                                                December 29, 1997, with Zytec surviving as a
                                                                wholly-owned subsidiary of the Company.

Lewis Solomon                       65             1995         Since August 1990, Chairman of G&L of Syosset,
  (2)(3)(4)                                                     Inc., a financial consulting firm; from April 1986 to
                                                                February 1997, Chairman of Cybernetic Services,
                                                                Inc., a servicer of moving message signs which
                                                                filed a petition under Chapter 7 of the United
                                                                States Bankruptcy Code in April 1997; director of
                                                                Anadigics, Inc., a manufacturer of gallium
                                                                arsenide semiconductors; director of Anacomp,
                                                                Inc., a manufacturer of magnetic products; and
                                                                director of Terayon Communications, Inc., a
                                                                manufacturer of cable and wireless modems.

John M. Steel                       54             1997         Since December 29, 1997, Vice President of the
                                                                Company; from January 1984 to December 29,
                                                                1997, executive officer and director of Zytec.

----------------
(1) Member of the Audit Committee.
(2) Member of the Compensation and Stock Option Committee.
(3) Member of the Nominating Committee.
(4) Member of the Executive Committee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF ALL OF THE 11 NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY.

BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

     The Company's Board of Directors met four times during fiscal year 1998. During fiscal year 1998, no director who was a director for the entire year, other than A. Eugene Sapp, Jr., attended fewer than 75% of the total number of meetings of the Board of Directors and of the committee(s) of the Board on which he served. Mr. Sapp did not attend fewer than 75% of the total number of meetings of the Company's Board of Directors, but did attend fewer than 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which he served. The Board of Directors has established four standing committees, consisting of a Compensation and Stock Option Committee, an Audit Committee, a Nominating Committee and an Executive Committee. The following are the current functions of such committees.

     The Compensation and Stock Option Committee, which held four meetings during fiscal year 1998, sets and approves salary levels of all corporate officers and has primary responsibility for the administration of the Company's 1990 Performance Equity Plan (the "Performance Plan"), including the granting of options thereunder. See "Compensation and Stock Option Committee Report on Executive Compensation" below. This committee also administers the Company's 1996 Employee Stock Purchase Plan. The Chairman of this committee is Phillip A. O'Reilly.

     The Audit Committee, which held three meetings during fiscal year 1998, reviews the internal and external audit functions of the Company and makes recommendations to the Board of Directors with respect thereto. It also has primary responsibility for the formulation and development of the auditing policies and procedures of the Company and for making recommendations to the Board of Directors with respect to the selection of the Company's independent auditing firm. The Chairman of this committee is Edward S. Croft, III.

     The Nominating Committee, which held one meeting during fiscal year 1998, recommends nominees to fill vacancies on the Board of Directors and considers responsible recommendations by the Company's stockholders of candidates to be nominated as directors of the Company. The Nominating Committee, acting by unanimous written consent in early 1999, considered and recommended the 11 nominees named herein to the Board. All recommendations of candidates by stockholders must be in writing and addressed to the Secretary of the Company and must be received by the Company not less than 50 days nor more than 75 days prior to that year's annual meeting. By accepting a stockholder recommendation for consideration, the Nominating Committee does not undertake to adopt or take any other action concerning the recommendation or to give the proponent thereof its reasons for any action or failure to act. The Chairman of this committee is Bert Sager.

     The Executive Committee, which held one meeting during fiscal year 1998, was established by the Board of Directors in October 1997. The purpose of this committee is to exercise all the powers and authority of the full Board of Directors in the management of the Company except as such authority may be limited by the Florida Business Corporation Act or other applicable law. The Chairman of this committee is Joseph M. O'Donnell.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee consists of Phillip A. O'Reilly, Bert Sager, and Lewis Solomon. None of the committee members are, or were ever, executive officers or employees of the Company. During the last fiscal year, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board of Directors of the Company.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company ("Outside Directors") are compensated for their services by payment of an annual fee of $24,000 plus $1,500 per day for each Board of Directors meeting attended and $750 per day for each committee meeting attended (and an additional $250 per day for each committee meeting at which such person acted as chairman) with a maximum payment of $2,500 per day for attendance at meetings of the Board of Directors and as chairman at meetings of committees of the Board of Directors.

     During fiscal year 1998, options to purchase 10,000 shares of Common Stock were granted by the Company to each of the Outside Directors of the Company at an exercise price equal to the fair market value of the Company's Common Stock on such grant date pursuant to the Company's Outside Directors' Plan. Under such plan, each Outside Director is granted an option, exercisable over 10 years, to purchase 10,000 shares of Common Stock each time that such person is elected or re-elected by the stockholders to serve as a director of the Company provided that such Outside Director owns a certain amount of Common Stock.

     An Outside Director who had served as a director prior to August 15, 1996, and serves as a director for five or more years is entitled to receive certain annual benefits under the Company's Outside Directors' Retirement Plan. The annual benefits commence on the later of such Outside Director's retirement from the Board of Directors or attainment of age 70 and continue for a number of years equal to the number of years the Outside Director served on the Company's Board of Directors. Effective January 1, 1998, the base amount of such benefit is $12,000, adjusted pursuant to a cost of living index to each Outside Director's particular retirement date. Once a director has begun to receive the benefits as so adjusted, no further adjustments will be made for the remainder of the period of time such Outside Director receives the benefit.

CERTAIN TRANSACTIONS

     Mr. Ollendorff, a director of the Company, was Of Counsel to the law firm of Hertzog, Calamari & Gleason during fiscal year 1998. Hertzog, Calamari & Gleason acted as counsel for the Company in fiscal year 1998 and received fees in such fiscal year for various legal services rendered to the Company.

     Mr. Croft, a director of the Company, is currently Managing Director of Croft & Bender LLC, which provided certain financial advisory services to the Company in fiscal year 1997 and which received $150,000 in fees in fiscal year 1998 from the Company.

     Mr. Sager, a director of the Company, provided limited legal services to the Company in fiscal year 1998.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal years ended January 1, 1999, January 2, 1998 ("fiscal year 1997"), and January 3, 1997 ("fiscal year 1996"), in respect of compensation earned by the Chief Executive Officer and by the other four most highly compensated executive officers (whose salary and bonus earned in fiscal year 1998 exceeded $100,000) of the Company serving at the end of fiscal year 1998 (the "Named Executives").

                                                                                      LONG-TERM
                                                 ANNUAL COMPENSATION                 COMPENSATION
                                    ---------------------------------------------- ---------------
                                                                                      SECURITIES
                                                                  OTHER ANNUAL        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)(1)   COMPENSATION($)(2)   OPTIONS(#)(3)   COMPENSATION($)
---------------------------   ----   ---------   -----------   ------------------   -------------   ---------------
Joseph M. O'Donnell          1998     462,535          -0-             -0-              75,000        30,800(4)
 Co-Chairman, Chief          1997     376,539      409,117             -0-              74,000        30,250(4)
 Executive Officer and       1996     344,615      238,427             -0-             154,965        27,751(4)
 President

Richard J. Thompson          1998     226,423          -0-             -0-              45,000        13,068(5)
 Vice President-Finance,     1997     186,154      140,639             -0-              44,000        12,486(5)
 Chief Financial Officer     1996     170,449       99,305             -0-              72,312         9,371(5)
 and Secretary

Louis R. DeBartelo           1998     229,615          -0-             -0-              30,000        16,695(6)
 President-North America     1997     205,846       44,293             -0-              37,500        15,398(6)
 Commercial                  1996     194,739       61,736             -0-              51,066        12,619(6)

Robert J. Aebli              1998     174,693       49,015             -0-              15,000        17,456(7)
 President-Communication     1997     157,000      133,230             -0-              15,000        16,837(7)
 Products                    1996     156,073       36,741             -0-              27,500        13,583(7)

John M. Steel(8)             1998     210,312          -0-             -0-                 -0-        11,664(9)
 Vice President              1997         N/A          N/A             N/A                 N/A           N/A
                             1996         N/A          N/A             N/A                 N/A           N/A

----------------
(1) Includes amounts awarded under the Company's annual Executive Incentive Plan to Named Executives.
(2) Includes only those perquisites which are, in the aggregate, greater than or equal to the lesser of $50,000 or 10% of annual salary and bonus.

(3) Represents options awarded under various stock option plans.

(4) Includes insurance premiums paid by the Company in the amounts of $20,000, $20,000, and $20,001 with respect to two life insurance policies for the benefit of Mr. O'Donnell, including a whole-life policy and a hybrid policy in fiscal years 1998, 1997 and 1996, respectively. Also includes $6,000, $5,500 and $3,000 in premiums paid by the Company with respect to health insurance for the benefit of Mr. O'Donnell and contributions of $4,800, $4,750 and $4,750 to the Company's 401(k) plan in fiscal years 1998, 1997 and 1996, respectively.

(5) Includes contributions in the amounts of $4,800, $4,750 and $4,750 by the Company to the Company's 401(k) plan for the benefit of Mr. Thompson, and also includes insurance premiums in the amounts of $8,268, $7,736 and $4,621 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Thompson in fiscal years 1998, 1997 and 1996, respectively.

(6) Includes contributions in the amounts of $4,800, $4,750 and $4,750 by the Company to the Company's 401(k) plan for the benefit of Mr. DeBartelo and insurance premiums in the amounts of $11,895, $10,648 and $7,869 by the Company with respect to term life insurance and health insurance for the benefit of Mr. DeBartelo in fiscal years 1998, 1997 and 1996, respectively.

(7) Includes contributions in the amounts of $4,800, $4,750 and $4,750 by the Company to the Company's 401(k) plan for the benefit of Mr. Aebli and insurance premiums in the amounts of $12,656, $12,087 and $8,833 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Aebli in fiscal years 1998, 1997 and 1996, respectively.

(8) In fiscal years 1997 and 1996 Mr. Steel was an executive officer of Zytec which was merged with CPI Acquisition Corp. (a wholly-owned subsidiary of the Company) on December 29, 1997.

(9) Includes a contribution in the amount of $4,800 by the Company to the Company's 401(k) plan for the benefit of Mr. Steel and insurance premiums in the amount of $6,864 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Steel in fiscal year 1998.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning stock options granted to the Named Executives in fiscal year 1998.

                                                             PERCENTAGE OF
                                                             TOTAL OPTIONS
                                       NUMBER OF               GRANTED TO                                          GRANT DATE
                                 SECURITIES UNDERLYING        EMPLOYEES IN       EXERCISE PRICE     EXPIRATION       PRESENT
NAME                               OPTIONS GRANTED(#)      FISCAL YEAR(%)(1)      PER SHARE($)         DATE        VALUE($)(2)
----                             ---------------------     -----------------     --------------     ----------     -----------
Joseph M. O'Donnell .........           75,000                     6.78         16.00                07/22/03         546,870
Richard J. Thompson .........           45,000                     4.07         16.00                07/22/03         328,122
Louis R. DeBartelo ..........           30,000                     2.71         16.00                07/22/03         218,748
Robert J. Aebli .............           15,000                     1.36         16.00                07/22/03         109,374
John M. Steel ...............              -0-                     -0-            N/A                     N/A             N/A

----------------
(1) Represents the percentage of total options granted to employees of the Company in fiscal year 1998.

(2) Based upon the Black-Scholes option pricing model adopted for use in valuing executive stock options. The actual value, if any, a Named Executive may realize will depend upon the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. There is, therefore, no assurance that the value realized by a Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based upon certain assumptions which the Company believes are reasonable, such as a risk-free rate of return of 5.3%, stock price volatility of 70%, future dividend yield of 0% and expected life of 2.7 years. The values do not take into account certain features of the stock plans which may affect such values, such as conditions to exercisability and nontransferability.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE

     The following table sets forth certain information with respect to stock options exercised by the Named Executives in fiscal year 1998 and certain information with respect to exercisable and non-exercisable stock options held on January 1, 1999 by the Named Executives. The table also includes the value of "in-the-money" stock options which represents the spread between the exercise price of the existing stock options and the year-end trading price of the Common Stock.

                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                             OPTIONS HELD ON                    HELD ON
                              SHARES                       JANUARY 1, 1999(#)            JANUARY 1, 1999(1)($)
                           ACQUIRED ON      VALUE    ------------------------------- ------------------------------
NAME                       EXERCISE(#)   REALIZED($)  EXERCISABLE   NOT EXERCISABLE   EXERCISABLE   NOT EXERCISABLE
----                       -----------   -----------  -----------   ---------------   -----------   ---------------
Joseph M. O'Donnell .....        -0-           -0-      625,865         75,000         4,439,423          -0-
Richard J. Thompson .....        -0-           -0-      255,312         45,000         1,503,116          -0-
Louis B. DeBartelo ......     17,500       122,282       58,566         30,000             2,532          -0-
Robert J. Aebli .........        -0-           -0-       57,500         15,000           189,144          -0-
John M. Steel ...........        -0-           -0-          -0-            -0-               -0-          -0-

----------------
(1) Based upon the closing price of the Common Stock on January 1, 1999 of $14.00.

EMPLOYMENT AND TERMINATION ARRANGEMENTS

     On June 29, 1994, the Company and Joseph M. O'Donnell, Co-Chairman, Chief Executive Officer and President of the Company, entered into an employment agreement which provides that Mr. O'Donnell was to receive a base salary at the rate of $250,000 per year for the first year of his employment and $300,000 per year thereafter. The base salary is to be reviewed by the Board of Directors periodically. In addition, the agreement provided that Mr. O'Donnell was eligible to receive an incentive payment each year of employment in an amount equal to up to 50% of his base salary for such year, payable 50% in cash and 50% in stock. Such incentive payment was subsequently increased to up to 60% of base salary by the Compensation and Stock Option Committee. Mr. O'Donnell is also eligible for additional payments in the discretion of the Compensation and Stock Option Committee, awarded in accordance with the terms of the Company's annual Executive Incentive Plan. The agreement also provided for the grant to Mr. O'Donnell of stock options, the grant and terms of which are contingent upon Mr. O'Donnell's purchase of certain amounts of Common Stock in the open market. Under the terms of the agreement, Mr. O'Donnell was also entitled to reimbursement of certain relocation expenses, and health, disability and life insurance benefits. The Company also has agreed to cause Mr. O'Donnell to be nominated as a director throughout the term of his employment. The employment agreement's initial term expired on July 26, 1997, but is renewable each successive year thereafter for an additional one-year term unless either party provides notice of termination. As of the date of this proxy statement, no such notice of termination had been provided by either party.

     Upon any event of earlier termination of the agreement, Mr. O'Donnell is entitled to receive his base salary through the date of termination. In the event of Mr. O'Donnell's death or "disability" (as defined in the agreement), he is entitled to receive his base salary for an additional year from the date of termination, except that payments for the additional year will be offset by certain Company-sponsored insurance benefits payable during such period, plus any pro rated incentive payment under the Company's annual Executive Incentive Plan to which he may be entitled. In the event that Mr. O'Donnell's employment is terminated by the Company without "cause" (as defined in the agreement) or by Mr. O'Donnell due to the Company's "substantial breach" (as defined in the agreement), Mr. O'Donnell is entitled to receive his base salary for the number of months he was employed by the Company plus six months, but for no more than 18 months total, except that, under certain circumstances, if the Company makes a lump-sum payment of $50,000 to Mr. O'Donnell, then the total number of months is 12. Mr. O'Donnell is also entitled to receive any pro rated incentive payment to which he may be entitled and reimbursement of expenses of outplacement-related services up to $45,000. In the event of the Company's termination of the agreement without "cause", or termination of the agreement by Mr. O'Donnell due to the Company's "substantial breach", following a "change of control" (as defined in the agreement), Mr. O'Donnell is entitled to receive a lump-sum payment equal to the lesser of (a) the product of the sum of his base salary and the amount of his last incentive payment multiplied by two and
(b) the maximum amount that would be permitted without the imposition of certain taxes, or the loss of certain tax deductions, under the Internal Revenue Code of 1986, as amended (the "Code"), within 10 days from the date of termination. In the event the Company does not renew Mr. O'Donnell's agreement, Mr. O'Donnell shall generally be entitled to receive his base salary for an additional year from the date of termination.

     Richard J. Thompson, Vice President-Finance, Chief Financial Officer and Secretary of the Company, entered into a letter agreement with the Company on April 28, 1994, which provides that if Mr. Thompson's employment is terminated without "cause" (as defined in the agreement), or if he resigns within 30 days after a substantial reduction in his responsibilities, duties or compensation, Mr. Thompson shall be entitled to receive an amount equal to his annual base salary plus any incentive payment he may have earned, as well as insurance and other employee benefits, for a period of 12 months from termination. Such payments are payable to Mr. Thompson as they would have been paid had his employment continued without termination. The agreement further provides that upon such termination all stock options previously granted to Mr. Thompson shall remain outstanding until the 90th day following the 12-month period during which he is entitled to receive post-termination compensation, except that options granted under the 1981 Stock Option Plan shall be reissued under the Performance Plan at an exercise price equal to the closing price of the Common Stock as of the date of the agreement, and the Company will compensate Mr. Thompson for any loss caused by such repricing. The agreement further provides that Mr. Thompson is eligible for the compensation described therein following his execution of a release of the Company from all claims he may have against the Company, its officers and directors.

     Certain options granted to the Named Executives become immediately exercisable in the event of a "change of control" and certain other options become immediately exercisable if a Named Executive's employment is terminated within six months after a "change of control" of the Company pursuant to the terms of the option plan under which the options were granted.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Company's Board of Directors is comprised of three individuals, each of whom is an Outside Director. The Committee is responsible for establishing the overall philosophy of the Company's executive compensation program and overseeing the executive compensation plans developed to execute the Company's compensation strategy.

THE COMPANY'S EXECUTIVE COMPENSATION STRATEGY

     The Company's executive compensation program has been designed to promote stockholder interests and to:

        * Link key executives' compensation to the Company's business objectives;

        * Reward teamwork and individual performance for achieving annual business results;

        * Provide motivation to key executives to excel by offering competitive incentive and total compensation;

        * Promote human resources goals to attract, hire and retain quality talent; and

        * Balance short and long-term considerations through compensation for achievement of annual goals that are consistent with long-term objectives.

     It is the Company's intention to ensure that all compensation paid to its executives is tax deductible under Section 162(m) of the Code. Although Section 162(m) of the Code imposes limits on deductibility for compensation to certain executives exceeding $1 million per year, the Company does not currently anticipate any limitations of this deduction.

COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive compensation program includes two principal elements: annual cash compensation and long-term awards. The Company uses competitive survey data of companies in the technology industry with comparable revenue levels in assessing cash compensation and long-term awards.

     Annual cash compensation includes both base salaries and annual incentive awards pursuant to the Company's Executive Incentive Plan ("EIP"). Executives' base salaries are evaluated each year based upon an assessment of competitive market data of comparable companies, as discussed above. Subject to the applicable terms of any employment agreement, executives are eligible for adjustments in base salary based upon an assessment of individual performance and changes in principal job duties and responsibilities. In fiscal year 1998, based upon assessments of individual performance, the Company awarded an increase in base salary to Messrs. O'Donnell, Thompson, Steel, DeBartelo and Aebli.

     Executives are eligible to receive annual incentive awards under the EIP. Each executive participating in the plan has a targeted annual incentive award, based upon competitive practice which represents a stated percentage of the executive's base salary. The performance of executives with corporate-wide responsibilities is evaluated based upon the achievement of corporate financial targets measured by the Company's net income and revenue growth. The performance of executives with divisional and/or subsidiary responsibility is evaluated based upon the achievement of divisional or subsidiary financial targets measured by divisional net income, revenue growth and cash flow. The financial targets for fiscal year 1998 were developed from the Company's annual planning process. The

Committee reviews and approves the targets each year based upon fairness, degree of difficulty and reasonableness. Further, the Company must achieve a minimum net income performance threshold before corporate executives are entitled to receive a financial target payout under the EIP. For division/subsidiary participants, the division must achieve a minimum net income performance threshold before the respective division/subsidiary executives are entitled to receive a financial target payout under the EIP. There may be no incentive payout if the Company is not profitable on a company-wide basis.

     Aggregate annual incentive awards are limited to no more than 10% of the Company's net income, excluding extraordinary items, before total after-tax cost of the aggregate executive annual incentive payout, unless otherwise approved by the Committee and Board of Directors.

     Long-term incentive compensation includes payments under the Performance Plan. The Performance Plan permits the Company to grant non-qualified stock options to selected executives at a price no less than the fair market value of the Common Stock on the date of grant.

     Each year the Committee reviews and approves annual salaries, annual incentive awards, grants of long-term incentives and the performance targets and criteria established for both the annual and long-term incentive plans. In addition, the Committee reviews the performance of the Company and its divisions and subsidiaries and exercises the final authority in approving the payout of executive incentive awards. The Committee has engaged executive compensation consultants and used competitive compensation data.

     In the beginning of fiscal year 1998, the Committee reviewed and approved the financial targets to be included in the fiscal year 1998 EIP for the Chief Executive Officer and the Company's other executives. Based upon the Committee's review of the Company's performance by the Chief Executive Officer and the Company's other executives following conclusion of the 1998 fiscal year, the Company granted no award to the Chief Executive Officer, granted an award of $49,015 to Robert Aebli based on his division's performance (and awards to certain other executives in that division) and granted no other awards to any other executive under the 1998 EIP.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. O'Donnell's base salary during fiscal year 1998 was increased to $473,300. The base salary of Mr. O'Donnell was based upon an assessment of competitive market data of comparable companies, as described above. Mr. O'Donnell received no annual incentive award in fiscal year 1998 under the EIP. On July 22, 1998, the Company, pursuant to the EIP, granted Mr. O'Donnell non-qualified stock options to purchase 75,000 shares of Common Stock at an exercise price of $16.00 per share. The terms of these options are five years and are exercisable as follows: (i) 50% vesting any time after July 22, 1999 provided that the closing price of a share of Common Stock is equal to $20.00 for any 20 of 30 consecutive trading days after the date of such grant, (ii) 100% vesting any time after July 22, 2000 provided that the closing price of a share of Common Stock is equal to $24.00 per share for any 20 of 30 consecutive trading days after the date of such grant, and (iii) to the extent not previously exercisable, 100% on May 21, 2003.

MEMBERS OF THE COMPENSATION AND STOCK OPTION COMMITTEE:

     Phillip A. O'Reilly, Chairman
     Bert Sager
     Lewis Solomon

                            STOCK PERFORMANCE GRAPH

     The line graph below compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock, over the most recent five-year period up to and including December 31, 1998, with the cumulative total return of companies on the Russell 2000/registered trademark/ Index and the S&P SmallCap Electrical Equipment Index (the "Electrical Equipment Index"), a published line-of-business index. In light of the Company's continued focus on its power conversion business, the Electrical Equipment Index was selected by the Company because the Company believes the Electrical Equipment Index provides a meaningful comparison to the Company's performance.

                             [GRAPH OMITTED]

                                                      DEC-93     DEC-94     DEC-95     DEC-96     DEC-97     DEC-98
                                                     --------   --------   --------   --------   --------   -------
Artesyn Technologies, Inc. .......................     $100       $146       $497       $843       $978      $605
Russell 2000 .....................................     $100       $ 98       $126       $147       $180      $175
S&P SmallCap Electrical Equipment Index ..........     $100       $116       $146       $166       $204      $206

              PROPOSAL II: APPROVAL AND ADOPTION OF AN AMENDMENT
                         TO THE OUTSIDE DIRECTORS' PLAN

GENERAL

     In February 1999, the Board, by unanimous written consent, adopted, subject to stockholder approval, amendments to the Outside Directors' Plan (the "Plan Amendment") providing for (i) an increase in the authorized number of options (and the shares of Common Stock issuable upon exercise thereof) under the Outside Directors' Plan from 500,000 to 1,000,000 shares and (ii) an extension of the expiration date of the Outside Directors' Plan from April 30, 2001 to April 30, 2009.

     The following summary of the Outside Directors' Plan, as amended by the proposed amendment, does not purport to be complete, and is subject to, and qualified in its entirety by, reference to the full text of the proposed amended Outside Directors' Plan annexed hereto as Exhibit A.

     The purpose of the Outside Directors' Plan is to advance the interests of the Company by affording eligible directors an opportunity to acquire or increase their ownership interests in the Company and thus encourage continued service and additional incentives to achieve the Company's growth objectives.

SUMMARY OF THE OUTSIDE DIRECTORS' PLAN

     The Company has, subject to approval of the Plan Amendment, reserved for issuance under the Outside Directors' Plan 1,000,000 shares of Common Stock upon exercise of options granted or to be granted. Options granted under the Outside Directors' Plan may only be granted to directors who are not employees of the Company or its subsidiaries (currently 9 directors). Such options do not qualify as incentive stock options within the meaning of Section 422 of the Code. Outside Directors will be granted options to purchase 10,000 shares of Common Stock on the date each eligible director is initially elected to the Board and thereafter on the earlier of the date on which the stockholders reelect such director at succeeding annual meetings or any adjournments thereof or June 30th of each year. All grants to Outside Directors are subject to such director owning on the date of a grant a number of shares of Common Stock having a fair market value as of the last day in the preceding fiscal year equal to three times the cash compensation paid to such director by the Company for serving on the Board (or, if such director served less than a full year in the preceding fiscal year, three times the average cash compensation paid to the other Outside Directors) during such preceding fiscal year.

     The Outside Directors' Plan provides that the exercise price of each option will be the fair market value of the Common Stock on the date of grant of the option. Such fair market value shall be the closing sales price of the Common Stock as reported by The Nasdaq Stock MarketSM or otherwise reported by the National Association of Securities Dealers, Inc. on the date of grant of the option. If the Common Stock is not traded as described above, the fair market value of the Common Stock shall be determined by the Company by any method which it deems appropriate.

     All options granted under the Outside Directors' Plan are exercisable in full on the first anniversary of the date of grant, provided the Outside Director has not voluntarily resigned or been removed "for cause" prior to the first anniversary date. All options are exercisable until the tenth anniversary of the date of grant and remain exercisable regardless of whether the Outside Director continues to serve as a member of the Board.

     No options may be granted under the Outside Directors' Plan after the termination date (as amended) of the plan, but options granted prior to such termination date may extend beyond and be exercisable after such date. Payment for shares as to which an option is exercised shall be made in cash. Options are not transferable other than by will or by the laws of descent and distribution.

     The Board is empowered under the Outside Directors' Plan to make any amendment it deems advisable, without requiring further stockholder approval, including any amendments to comply with the rules under Section 16 of the Exchange Act, but not more frequently than once every six months. Stockholder approval for the Plan Amendment is required by the rules of The Nasdaq Stock MarketSM, to which the Company is subject.

PLAN BENEFITS

     The following table sets forth the dollar value of benefits and the number of shares of Common Stock underlying options which the Company anticipates granting during fiscal year 1999 under the Outside Directors Plan assuming the Plan Amendment is approved.

NAME AND POSITION                          DOLLAR VALUE(1)(2)     NUMBER OF OPTIONS(3)
-----------------                          ------------------     --------------------
Non-Executive Director Group ..........         $699,102                       90,000

----------------
(1) Based upon the Black-Scholes option pricing model adopted for use in valuing stock options. The actual value, if any, an Outside Director may realize will depend upon the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. There is, therefore, no assurance that the value realized by an Outside Director will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based upon certain assumptions which the Company believes are reasonable, such as a risk-free rate of return of 4.1%, stock price volatility of 70%, future dividend yield of 0% and expected life of four years. The values do not take into account certain features of the stock plans which may affect such values, such as conditions to exercisability and nontransferability.

(2) Based upon the closing price of the Common Stock on January 1, 1999 of $14.00.

(3) Based on the current number of Outside Directors (9) each receiving 10,000 options.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE OUTSIDE DIRECTORS' PLAN

     The following is a brief summary of the Federal income tax aspects of awards to be made under the Outside Directors' Plan based upon the Code and other statutes, regulations and interpretations in effect on the date hereof. The summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     Any option granted under the Outside Directors' Plan is not intended to qualify as an "incentive stock option", as that term is defined in Section 422 of the Code. Neither the option holder nor the Company will incur any Federal income tax consequences upon the grant of an option under the Outside Directors' Plan. Generally the option holder will recognize, on the date of exercise, ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price thereof.

     On a subsequent sale of any shares obtained upon the exercise of an option, the participant will recognize capital gain or loss equal to the difference, if any, between the amount realized and his or her tax basis in the shares. The tax basis of the shares, for purposes of computing taxable gain or loss, will be the sum of the exercise price and the amount of ordinary income recognized on the date of exercise.

     For Federal income tax purposes, the Company is generally entitled to a deduction in an amount equal to the ordinary compensation recognized by the option holder, to the extent that such income is considered reasonable compensation under the Code. Generally, the Company will be entitled to claim such deduction in the fiscal year containing the last day of the calendar year in which the option is exercised.

APPROVAL

     Assuming a quorum is present at the Meeting, approval of the Plan Amendment will require the favorable vote of the holders of at least a majority of the total number of shares of Common Stock cast on such matter at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF PROPOSAL II.

                             INDEPENDENT AUDITORS

     Pursuant to a recommendation of the Audit Committee, the Board of Directors has selected and retained the firm of Arthur Andersen LLP to act as independent certified public accountants for the Company for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, to have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions. Arthur Andersen LLP was retained as the Company's independent certified public accountants beginning in March 1991.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting, other than as described above. If any other matter or matters are properly brought before the Meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote all proxies on such matters in accordance with their judgment.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     In accordance with the Company's By-laws and Rules 14a-4(c) and 14a-5(e) promulgated under the Exchange Act, the Company hereby notifies its stockholders that it did not receive notice by February 6, 1999, of any proposed matter to be submitted for stockholder vote at the Meeting, and, therefore, any proxies received in respect of the Meeting will be voted in the discretion of the Company's management on other matters which may properly come before the Meeting.

     Any proposal which is intended to be presented by any stockholder for action at the 2000 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434, not later than November 23, 1999 in order for such proposal to be considered for inclusion in the Proxy Statement and form of Proxy relating to the 2000 Annual Meeting of Stockholders.

     The Company further notifies its stockholders that if the Company does not receive notice by February 6, 2000 of a proposed matter to be submitted for stockholders vote at the 2000 Annual Meeting of Stockholders, then any proxies held by members of the Company's management in respect of such Meeting may be voted at the discretion of such management members on such matter if it shall properly come before such Meeting, without any discussion of such proposed matter in the proxy statement to be distributed in respect of such Meeting.

                                        By Order of the Board of Directors

                                        RICHARD J. THOMPSON
                                        Secretary

Dated: March 23, 1999

                                                                       EXHIBIT A

                           ARTESYN TECHNOLOGIES, INC.
                       (FORMERLY COMPUTE PRODUCTS, INC.)
                    1990 OUTSIDE DIRECTORS STOCK OPTION PLAN
                         (AMENDED AS OF MARCH 8, 1999)

                                   ARTICLE I

                                  DEFINITIONS

     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Company" shall mean Artesyn Technologies, Inc.

          (c) "Compensation" shall mean, for any Eligible Director, the amount of cash actually paid to such Director as compensation for his or her service on the Board and any committees thereof including, without limitation, all amounts paid to such Director in connection with his or her attendance at any meetings of the Board or committees thereof.

          (d) "Date of Grant" shall mean the date an Eligible Director is initially elected to the Board of Directors and for each respective fiscal year of the Company thereafter, the earlier of (i) June 30, or (ii) the date on which the Stockholders of the Company shall elect directors at an Annual Meeting of such Stockholders or any adjournment thereof; provided that a Date of Grant shall not occur more frequently than annually.

          (e) "Deemed Value" shall mean, with respect to each share of Stock owned by an Eligible Director on any Date of Grant, the Fair Market Value of a share of Stock on the last day of the fiscal year of the Company immediately preceding such Date of Grant.

          (f) "Effective Date of the Plan" shall mean the original date of adoption by the stockholders of the Company.

          (g) "Eligible Director" shall mean any Director of the Company who is not an employee of the Company or its subsidiaries.

          (h) "Fair Market Value" shall mean the closing sales price, or the mean between the closing high "bid" and low "asked" prices, as the case may be, of the Stock in the over-the-counter market on the day on which such value is to be determined, as reported by the National Association of Securities Dealers Automated Quotation System or successor national quotation service. If the Stock is listed on a national securities exchange, "Fair Market Value" shall mean the closing price of the Stock on such national securities exchange on the day on which such value is to be determined, as reported in the composite quotations for securities traded on such exchange provided by the National Association of Securities Dealers or successor national quotation service. In the event no such quotations are available for the day in question, "Fair Market Value" shall be determined by reference to the appropriate prices on the next preceding day for which such prices are reported.

          (i) "Option" shall mean an Eligible Director's stock option to purchase Stock granted pursuant to the provisions of Article V hereof.

          (j) "Optionee" shall mean an Eligible Director to whom an Option has been granted hereunder.

          (k) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

          (l) "Plan" shall mean the Artesyn Technologies, Inc. 1990 Outside Directors Stock Option Plan, the terms of which are set forth herein.

          (m) "Stock" shall mean the common stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for different stock or securities of the Company or some other corporation, such other stock or securities.

          (n) "Stock Option Agreement" shall mean an agreement between the Company and the Optionee under which the Optionee may purchase Stock in accordance with the Plan.

                                   ARTICLE II

                                    THE PLAN

     2.1 NAME. This Plan shall be known as the "Artesyn Technologies, Inc. 1990 Outside Directors Stock Option Plan."

     2.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Eligible Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company, and thereby to encourage their continued service as directors and to provide them additional incentives to achieve the growth objectives of the Company.

     2.3 EFFECTIVE DATE. The Effective Date of the Plan is the date of adoption by the stockholders of the Company.

     2.4 TERMINATION DATE. The Plan shall terminate on April 30, 2009 and no further Options shall be granted hereunder thereafter.

                                  ARTICLE III

                            ARTICLE III PARTICIPANTS

     Each Eligible Director shall participate in the Plan, provided that he is elected to a regular term as such a member at an Annual Meeting of Stockholders, or any adjournment thereof.

                                   ARTICLE IV

                        SHARES OF STOCK SUBJECT TO PLAN

     4.1 LIMITATIONS. Subject to any antidilution adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock which may be issued and sold hereunder shall not exceed 1,000,000 shares of Stock. Shares of Stock subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company; provided however, the shares of Stock with respect to which an Option has been exercised shall not again be available for Option hereunder. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised prior to the end of the period during which Options may be granted hereunder, new Options may be granted hereunder covering such unexercised shares.

     4.2 ANTIDILUTION. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock splitup or stock dividend:

          (a) The rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately; and

          (b) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option, in whole or in part, to the extent that it shall not have been exercised, without regard to the date on which such Option would otherwise have become exercisable pursuant to Sections 5.4 and 5.5.

     The foregoing adjustments and the manner of application thereof shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

                                   ARTICLE V

                                    OPTIONS

     5.1 OPTION GRANT, NUMBER OF SHARES AND AGREEMENT.

          (a) Subject to the provisions of Section 5.1(b) hereof, each Eligible Director shall automatically be granted an Option to purchase Ten Thousand (10,000) shares of Stock on each Date of Grant. Each Option so granted shall be evidenced by a written Stock Option Agreement, dated as of the Date of Grant and executed by the Company and the Optionee, stating the Option's duration, time of exercise, and exercise price. The terms and conditions of the Option shall be consistent with the Plan.

          (b) Notwithstanding the provisions of Section 5.1(a) hereof, an Eligible Director shall not be entitled to receive a grant of an Option on any Date of Grant unless the Deemed Value of all shares of Stock owned by such Eligible Director on such Date of Grant shall be no less than three hundred percent (300%) of (i) such Director's Compensation during the preceding fiscal year of the Company or (ii) if such Director has not previously served, or served for less than a full fiscal year, the average of all Eligible Directors' Compensation during the preceding fiscal year of the Company, as determined by the Board and provided to such Director in writing at least 10 days prior to the relevant Date of Grant. An Eligible Director, who shall not be entitled to receive a grant of an Option on any particular Date of Grant as a result of the limitation set forth in this
     Section 5.1(b), shall not be precluded from receiving a grant of an option pursuant to Section 5.1(a) hereof on any subsequent Dates of Grant on which the limitation set forth herein shall be satisfied.

     5.2 OPTION PRICE. The Option Price of the Stock subject to each Option shall be the Fair Market Value of the Stock on its Date of Grant.

     5.3 EXERCISE PERIOD. The period for the exercise of each Option shall expire on the tenth anniversary of the Date of Grant.

     5.4 OPTION EXERCISE.

          (a) Any Option granted under the Plan shall only become exercisable in full on the first anniversary of the Date of Grant, provided that the Eligible Director has not voluntarily resigned, or been removed "for cause", as a member of the Board of Directors on or prior to the first anniversary of the Date of Grant. An Option shall remain exercisable after its exercise date at all times during the Exercise
   Period, regardless of whether the Optionee thereafter continues to serve as a member of the Board.

          (b) An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become exercisable in accordance with this Section, but not as to less than 25 shares of Stock unless the remaining shares of Stock that are so exercisable are less than 25 shares of Stock. The Option price is to be paid in full in cash upon the exercise of the Option. The holder of an Option shall not have any of the rights of a Stockholder with respect to the shares of Stock subject to the Option until such shares of Stock have been issued or transferred to him upon the exercise of his Option.

          (c) An Option shall be exercised by written notice of exercise of the Option, with respect to a specified number of shares of Stock, delivered to the Company at its principal office, and by cash payment to the Company at said office of the full amount of the Option price for such number of shares. In addition to, and prior to the issuance of a certificate for shares pursuant to any Option exercise, the Optionee shall pay to the Company in cash the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

     5.5 NONTRANSFERABILITY OF OPTION. Unless otherwise provided in the relevant Stock Option Agreement, options may not be transferred by an Optionee otherwise than by will or the laws of descent and distribution. Unless otherwise provided in the relevant Stock Option Agreement, during the lifetime of an Optionee, his Option may be exercised only by him (or by his guardian or legal representative, should one be appointed). In the event of the death of an Optionee, any Option held by him may be exercised by his legatee(s) or other distributee(s) or by his personal representative.

                                   ARTICLE VI

                               STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof unless, in the opinion of counsel to the Company, there has been compliance with all applicable legal requirements. An Option granted under the Plan may provide that the Company's obligation to deliver shares of Stock upon the exercise thereof may be conditioned upon the receipt by the Company of a representation as to the investment intention of the holder thereof in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws.

                                  ARTICLE VII

                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     The Board may at any time terminate the Plan, and may at any time and from time to time and, in any respect amend or modify the Plan.

                                  ARTICLE VIII

                    RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of the Plan shall neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plan for directors of the Company.

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

     9.2 SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     9.3 HEADINGS, ETC., NO PART OF PLAN. Headings of articles and paragraphs hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

     9.4 COMPLIANCE WITH SECTION 16 OF THE SECURITIES, ACT OF 1934. As of September 24, 1996, the Plan is intended to be governed by the provisions of Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended by Release Number 34-37260, and shall not be subject to the phase-in period for such amendment after such date.

                           ARTESYN TECHNOLOGIES, INC.

               PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 6, 1999

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder(s) of ARTESYN TECHNOLOGIES, INC., a Florida corporation (the "Company"), hereby constitute(s) and appoint(s) PHILLIP A. O'REILLY and BERT SAGER, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida, on May 6, 1999 at 10:00 A.M. (local time), and any adjournment(s) thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the Meeting.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AT THE PROXIES' DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

(Continued and to be signed and dated on the reverse side.)

1.       ELECTION OF DIRECTORS

         FOR ALL NOMINEES [ ]     WITHHOLD AUTHORITY [ ]      *EXCEPTIONS [ ]
         listed below             to vote for all nominees
                                  listed below

Nominees: Edward S. Croft, III, Fred C. Lee, Lawrence J. Matthews, Joseph M.
          O'Donnell, Stephen A. Ollendorff, Phillip A. O'Reilly, Bert Sager, A. Eugene Sapp, Jr., Ronald D. Schmidt, Lewis Solomon, John M. Steel

*EXCEPTIONS_____________________________________________________________________

2. To consider and act upon a proposal to amend the Company's 1990 Outside Directors' Stock Option Plan

         FOR [ ]          AGAINST [ ]          ABSTAIN [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof and as set forth in Rule 14a-4c of the Securities Exchange Act of 1934, as amended.

                                        Please sign exactly as name appears to
                                        the left. When shares are held by joint
                                        tenants, both should sign. When signed
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated_______________________________1999


                                        ________________________________________
                                                        Signature

                                        ________________________________________
                                                 Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [ ]